UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2021

Intersect ENT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (650) 641-2100
Not Applicable
(Former Name or Former Address, in Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	XENT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On January 12, 2021, Intersect ENT, Inc. (the “Company”) issued a press release announcing its preliminary expectations of revenue for the fourth quarter ending December 31, 2020 as well as revenue guidance for the year ending December 31, 2021. A copy of the Company press release is furnished and attached as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure
Members of the Company's management team expect to make a presentation regarding the Company (the “Presentation”) to investors and analysts and to meet with investors and analysts at the J.P. Morgan Annual Healthcare Conference between January 11, 2021 and January 14, 2021 to discuss the Presentation. A copy of the Presentation will be available on the Company's website at www.intersectent.com in the Investor Relations section.

The information in Items 2.02 and 7.01 and Exhibit 99.1 and of this Current Report on Form 8-K are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (Exchange Act), or otherwise subject to the liabilities of that Section of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (Securities Act). The information in Item 2.02 and this Item 7.01 and Exhibit 99.1 shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release titled "Intersect ENT Announces Preliminary Revenue for Fourth Quarter of 2020" dated January 12, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
Dated: January 12, 2021
	By:	/s/ Richard A. Meier
Name: Richard A. Meier
Title: Chief Financial Officer